Exhibit 3.1

                            CERTIFICATE OF AMENDMENT
                                       OF
                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                 PRUDENTIAL-BACHE TAX CREDIT PROPERTIES L.P.

            This Certificate of Amendment of Certificate of Limited Partnership of Prudential-Bache Tax Credit Properties L.P. (the "Partnership"), dated as of October 1, 1997 has been duly executed and is being filed by the undersigned in accordance with the provisions of Sections 17-202 and 17-204 of the Delaware Revised Uniform Limited Partnership Act (6 Del. C. ss.17-101, et seq.), to amend the original Certificate of Limited Partnership of the Partnership, which was filed on May 3, 1989, with the Secretary of State of the State of Delaware, as heretofore amended (the "Certificate").

      1. Name. The name of the limited partnership is Prudential-Bache Tax Credit Properties L.P.

      2. Amendment. The Certificate is hereby amended to reflect the following:

            A. The name of the limited partnership has been changed to Patriot Tax Credit Properties L.P..

             B. Prudential-Bache Properties, Inc. has withdrawn from the Partnership and has ceased to be a general partner of the Partnerhip.

            C. RCC Partners 96, L.L.C. is the sole general partner of the Partnership and its mailing address is:

                  RCC Partners 96, L.L.C.
                  625 Madison Avenue
                  New York, New York 10022


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      IN WITNESS WHEREOF, the undersigned have executed this Certificate of
Amendment of Certificate of Limited Partnership as of the date first-above written.

                  RCC PARTNERS 96, L.L.C.

                  By:   Related General II L.P., its managing member

                  By:   RCMP, Inc., its general partner

                  By:   /s/ Stuart J. Boesky
                        --------------------
                        Stuart J. Boesky
                        Executive Vice President

                  PRUDENTIAL-BACHE PROPERTIES, INC.

                  By:   /s/  Brian J. Martin
                        --------------------
                        Brian J. Martin
                        President